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                                                                    EXHIBIT 4.1


                               FIFTH AMENDMENT TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

         THIS FIFTH AMENDMENT to the SECOND AMENDED AND RESTATED LOAN AGREEMENT dated as of August 31, 2004 between EMS TECHNOLOGIES, INC. (formerly Electromagnetic Sciences, Inc.), a Georgia corporation (the "Borrower"), and SUNTRUST BANK (f/k/a SunTrust Bank, Atlanta), a Georgia banking corporation (the "Lender").

                                  WITNESSETH:

         WHEREAS, the Borrower and the Lender have entered into the Second Amended and Restated Loan Agreement dated as of November 9, 1998, as amended by the First Amendment and Consent dated as of January 29, 1999, by the Second Amendment to the Second Amended and Restated Loan Agreement dated as of February 24, 1999, by the Third Amendment to the Second Amended and Restated Loan Agreement dated as of July 31, 2001 and by the Fourth Amendment to the Second Amended and Restated Loan Agreement dated as of October 31, 2003 (as so amended, the "Agreement"); and

         WHEREAS, the Borrower has requested that the Lender amend the Agreement to extend the Commitment Termination Date to November 30, 2004; and

         WHEREAS, the Lender has agreed to so extend the Commitment Termination Date on the terms and conditions contained herein;

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SS.1.    DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

SS.2.    AMENDMENT TO AGREEMENT. Section 1.1(a) of the Agreement is hereby amended by deleting in the first sentence thereof "August 31, 2004 (the "Commitment Termination Date")" and substituting in lieu thereof "November 30, 2004 (the "Commitment Termination Date")". It is understood and agreed by all parties hereto that hereafter all references to "Commitment Termination Date" in the Agreement and all other Loan Documents shall mean November 30, 2004.

SS.3.    ACKNOWLEDGMENT OF SUBSIDIARY GUARANTORS. The Domestic Subsidiary
Guarantor under the Domestic Subsidiary Guaranty and EMS Technologies Canada, Ltd. under the CAL Corporation Guaranty, by their execution of this Fifth Amendment, hereby acknowledge and agree to the terms and conditions hereof and hereby confirm that each of the Domestic Subsidiary Guaranty and the CAL Corporation Guaranty dated November 9, 1998 remains in full force and effect.

SS.4.    CONDITIONS PRECEDENT/EXTENSION FEE. This Fifth Amendment shall become effective (i) upon the receipt by the Lender of this Fifth Amendment duly executed by the Lender, the Borrower and acknowledged by the Subsidiary Guarantors pursuant to Paragraph 3 of this Fifth Amendment


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and (ii) payment on the date hereof to the Lender of an extension fee in an amount equal to $50,000.00. The foregoing extension fee shall be fully earned upon execution of this Fifth Amendment by the parties hereto and non-refundable for any reason whatsoever; provided, however, that Borrower shall be entitled to apply the full amount of such extension fee as a credit towards the arrangement fee that would otherwise be owing to Lender (or an affiliate of Lender) if Lender (or an affiliate of Lender) is selected by Borrower to serve as lead arranger for the new debt financing that will replace the Agreement upon its expiration.

SS.5.    REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants, on and as of the date of this Fifth Amendment, that:

         (a) The execution and delivery by Borrower of this Fifth Amendment is within the corporate authority of Borrower, has been duly authorized by all requisite shareholder and corporate action on the part of Borrower and does not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or by-laws of Borrower, or any indenture, material agreement or other material instrument to which Borrower is a party or by which Borrower or any of its properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, material agreement or other material instrument. This Fifth Amendment has been duly executed by the Borrower.

         (b) The Agreement, as amended by this Fifth Amendment, is and remains in full force and effect and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights.

         (c) After giving effect to this Fifth Amendment, no Default or Event of Default exists.

SS.6.    MISCELLANEOUS PROVISIONS.

         (a) RATIFICATION. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Agreement, as hereby amended, effective as of the date hereof.

         (b) COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.

         (c) GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA.


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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Fifth Amendment as of the date first above written.


                                        EMS TECHNOLOGIES, INC.

                                        By: /s/
                                            -----------------------------------
                                            Name: Don T. Scartz
                                            Title: Executive Vice President,
                                                   Chief Financial Officer and
                                                   Treasurer


                                        SUNTRUST BANK

                                        By: /s/
                                            -----------------------------------
                                            Name: Bradley J. Staples
                                            Title: Managing Director


Acknowledged and agreed to
this 31st day of August, 2004.


"SUBSIDIARY GUARANTOR"

LXE Inc.

By /s/
   ------------------------------
Name: Don T. Scartz
Title: Treasurer


EMS Technologies Canada, Ltd.
f/k/a CAL Corporation

By /s/
   ------------------------------
Name: Don T. Scartz
Title: Chief Financial Officer